RESIGNATION LETTER

January 22, 2013

To the Shareholders and Board of Directors of

Gold Bullion Acquisition, Inc.,

Gentlemen:

This letter serves as notice that as of the date hereof, I hereby resign from my position as President, Director, Chief Financial Officer and Chief Executive Officer of Gold Bullion Acquisition, Inc. (the “Corporation”). My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

                                                                /s/ Jeffrey DeNunzio

Jeffrey DeNunzio